SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                              ---------------------

                                January 14, 2004

                Date of Report (Date of earliest event reported)



                          TalkPoint Communications Inc.
             (Exact name of registrant as specified in its charter)





  Delaware                        000-22235                54-1707962
(State or other                  (Commission             (I.R.S. Employer
jurisdiction of                  File Number)             Identification No.)
Incorporation)

100 William Street, 8th Floor
New York, New York                                           10038
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code: (212) 909-2900

Item 3.  Bankruptcy or Receivership

         On January 14, 2004, TalkPoint ("TalkPoint" or the "Debtor") filed a voluntary petition for relief (Case No. 04-10207) under Chapter 11 of Title 11 of the United States Code (the "Bankruptcy Code") in the United States Bankruptcy Court for the District of Delaware (the "Bankruptcy Court"). The

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Debtor remains in possession of its assets and properties, and continues to operate its businesses and manage its properties as "debtor-in-possession" pursuant to the Bankruptcy Code.

         Prior to the filing, TalkPoint entered into an agreement to sell substantially all of its assets to TalkPoint Holdings, LLC, an entity owned by former directors of the Debtor. The completion of such transaction is subject to the satisfaction of certain conditions, including the approval of the Bankruptcy Court.

         A copy of the press release announcing the foregoing and other matters is attached hereto as Exhibit 99.1 and is incorporated in its entirety herein by reference.

         Information with respect to the bankruptcy filing is available on the Internet at www.deb.uscourts.gov/.

Item 5.  Other Events and Regulation FD Disclosure

         On January 6, 2004, TalkPoint sold assets (principally inventory, computer equipment and the related intellectual property and goodwill) related to its VidPhone business to DTS Video Holdings, Inc., a Virginia corporation. The purchase price was $895,000 of which $200,000 was paid in cash and the $695,000 balance is payable pursuant to an unsecured promissory note that matures in June 2004. Under certain circumstances, the buyer may be able to offset against amounts owed under this note for, among other things, indemnity claims, adjustments to the value of the assets sold and for failure to obtain consents to assignments of, or adjustments to, contracts that were assigned to the buyer. TalkPoint further agreed not to engage for five years in any venture that uses the same technology or operates in the same industry as the VidPhone business. TalkPoint had previously written off the value of the assets sold in this transaction in connection with a restructuring charge it took because TalkPoint had ceased to be actively involved in the VidPhone business.

         On January 7, 2004, Michael A. Collado and John C. Bumgarner, Jr. resigned as directors of TalkPoint.

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Item 7.  Financial Statements and Exhibits.

       (c)      Exhibits

                Exhibit No.          Description of Exhibit

                2.1 Asset Purchase Agreement dated as of January 14, 2004 by and between TalkPoint Communications Inc. and TalkPoint Holdings, LLC.

               99.1                  Press Release dated January 15, 2004

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                                    SIGNATURE


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                            TalkPoint Communications Inc.



                                           By: /s/ Nicholas Balletta
                                                   -----------------
                                                   Nicholas Balletta,
                                                   Chief Executive Officer




Dated:   January 27, 2004
         New York, New York